EXHIBIT 10.3
[NAME] - Equity Award Notification
[DATE] Performance Share Units (PSU) Award
Target Grant Value: $[_____]
Number of Shares: Based on [DATE]

Award Type	Number of Shares
PSUs	[_____]
Note: The terms of the [DATE] One-Time Equity Award are in accordance with the terms and conditions of the Ralph Lauren Corporation 2010 Long-Term Incentive Plan as well as with the terms and conditions of executive’s employment agreement date [DATE].
Information concerning goals is strictly confidential
PSUs:

•
Vest after end of Fiscal 2022 based on achievement of cumulative performance during Fiscal 2020-2022 as certified by the Compensation and Organizational Development Committee based on performance goal and payout range shown below:

Performance Level	% of Goal Achieved	FY20-FY22 Cumulative Earnings Per Share Goal	% of Target Award Earned
Threshold	90%	$[ ]	50%
Target	100%	$[ ]	100%
Maximum	110%	$[ ]	200%
PSU vesting is interpolated for performance between 90% - 110% of Target. Vesting typically occurs in June, but may be earlier or later. No payout will be earned for performance below Threshold.

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